   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1998


                                                      REGISTRATION NO. 333-40171
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                               AMENDMENT NO. 2 TO

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------

                                   SEEC, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         PENNSYLVANIA                       7372                        55-0686906
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)        IDENTIFICATION NO.)

                              5001 BAUM BOULEVARD
                         PITTSBURGH, PENNSYLVANIA 15213
                                 (412) 682-4991
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ------------------

                                 RAVINDRA KOKA
                                   PRESIDENT
                                   SEEC, INC.
                              5001 BAUM BOULEVARD
                         PITTSBURGH, PENNSYLVANIA 15213
                                 (412) 682-4991
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ------------------
                                   Copies to:

           DANIEL L. WESSELS, ESQ.                       ALEXANDER D. LYNCH, ESQ.
            COHEN & GRIGSBY, P.C.                    BROBECK, PHLEGER & HARRISON LLP
                2900 CNG TOWER                          1633 BROADWAY, 47TH FLOOR
              625 LIBERTY AVENUE                         NEW YORK, NEW YORK 10019
        PITTSBURGH, PENNSYLVANIA 15222                        (212) 581-1600
                (412) 394-4900

                               ------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                               ------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses which will be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All fees and expenses are estimated other than the Securities and Exchange Commission registration fee, NASD filing fee and Nasdaq filing fee.

                                                                                  AMOUNT
                                                                                 --------
    Securities and Exchange Commission registration fee.......................   $ 10,043
    NASD filing fee...........................................................      3,833
    Transfer agent fees.......................................................      5,000
    Nasdaq filing fee.........................................................     17,500
    Blue Sky fees and expenses................................................        250
    Printing and engraving expenses...........................................     60,000
    Legal fees and expenses...................................................    100,000
    Accounting fees and expenses..............................................     60,000
    Miscellaneous expenses....................................................     43,374
                                                                                 --------
      Total...................................................................   $300,000
                                                                                 ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988 (the "BCL") contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

     Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding if the appropriate standards of conduct are met.

     Section 1742 provides for indemnification in derivative actions except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made (i) by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

     Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

     Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office.

     Section 1747 also grants to a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him or her in his or her capacity as officer or director, whether or not the corporation would have the power to indemnify him or her against the liability under Subchapter 17D of the BCL.

     Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

     Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17D of the BCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

     Reference is made to Article VII of the Company's Amended and Restated Bylaws, which provide in general for the indemnification of the Company's officers and directors to the fullest extent authorized by law.

     Section 1713 of Subchapter B, Chapter 17, of the BCL permits a corporation to provide in its bylaws that, subject to certain exceptions, a director shall not be personally liable, as such, for monetary damages for any action taken, unless the director has breached or failed to perform the duties of his office under Subchapter B and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Article 7 of the Company's Amended and Restated Articles of Incorporation and Section 3.10 of the Company's Amended and Restated Bylaws provide in general that to the fullest extent that the laws of the Commonwealth of Pennsylvania, as amended, permit elimination or limitation of the liability of directors, a director of the Company shall not be personally liable for monetary damages for any action taken or for failure to take any action as a director.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     The following sets forth information as of September 30, 1997 regarding all sales of unregistered securities of the Registrant during the past three years. All such sales were deemed exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 4(2) or 3(b) of the Securities Act. In connection with each of these transactions, the securities were sold to a limited number of persons, such persons were provided access to all relevant information regarding the Registrant and/or represented to the Registrant that they were "accredited" investors, and such persons represented to the Registrant that the securities were purchased for investment purposes only and not with a view toward distribution.

     (a) In January 1995, the Registrant sold 3,394 shares of Common Stock for $.49 per share to one individual who was an existing shareholder and employee of the Company, pursuant to the exercise of an incentive stock option issued under the 1994 Plan.

     (b) In March 1996, the Registrant sold an aggregate of 91,474 shares of its Common Stock upon exercise of outstanding warrants at a price of $.02 per share to three individuals, each of whom was an existing shareholder of the Registrant and a director and/or officer of the Registrant.

     (c) In March, 1996, the Registrant issued 226,305 shares of Common Stock to ERA Software Systems Private Limited ("ERA"), an Indian company, in consideration at ERA's transfer to the Registrant of its ownership interest in certain jointly-owned products and technologies.

     (d) In July 1996, the Registrant issued 30,184 shares of Common Stock to its Chairman upon conversion of the principal and accrued interest on an aggregate of $75,000 of loans made to the Registrant from August 1990 to September 1992.

     (e) In July 1996, the Registrant issued an aggregate of 206,841 shares of its Common Stock for $3.31 per share to a total of 17 accredited investors, upon the conversion of demand notes and 10% Subordinated Notes, previously issued by the Company, and deferred salaries payable to two officers.

     (f) In July 1996, the Registrant sold 60,348 shares of Common Stock to one individual who is an accredited investor at a price of $3.31 per share.

     (g) In August and September 1996, the Registrant sold 151,077 shares of Common Stock to a total of 14 individuals, all of whom are accredited investors, at a price of $3.62 per share.

     (h) In March 1997, the Registrant sold 124,460 shares of Common Stock upon exercise of outstanding warrants at a price of $.02 per share to a total of 12 accredited investors, each of whom was an existing shareholder of the Registrant.

     (i) In May 1997, the Registrant sold 2,263 shares of Common Stock at a price of $7.25 per share to one individual pursuant to the exercise of a nonqualified stock option.

     (j) In December 1997, the Registrant sold 42,998 shares of Common Stock upon exercise of an outstanding warrant at a price of $.02 per share to one accredited investor.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

EXHIBIT NO.    DESCRIPTION OF EXHIBIT
-----------    ---------------------------------------------------------------------------------
   1.1
               Form of Underwriting Agreement***
   3.1
               The Registrant's Amended and Restated Articles of Incorporation*
   3.2
               The Registrant's Amended and Restated Bylaws*
   4.1         Specimen Certificate for Common Stock of the Registrant*
   5.1
               Opinion of Cohen & Grigsby, P.C. (including the consent of such firm) regarding the legality of the shares of Common Stock being registered***
  10.1
               SEEC, Inc. 1994 Stock Option Plan*
  10.2
               Cooperation and Project Financing Agreement dated June 1, 1990, as supplemented and amended, among the Industrial Credit and Investment Corporation of India,
               Limited, ("ICICI"), ERA and the Registrant*
  10.3
               Loan Agreement dated June 20, 1994 between ICICI and the Registrant, as amended*
  10.4
               International Software Marketing and License Agreement dated November 29, 1993 between VIASOFT, Inc. and the Registrant, as amended*
  10.5
               Product Purchase Agreement dated as of March 31, 1996 between the Registrant and
               ERA*
  10.6
               Marketing Agreement dated as of March 1, 1996 between the Registrant and ERA*
  10.7
               Stock Purchase Agreement dated as of July 15, 1996 among the Registrant, Glen
               Chatfield and certain former noteholders of the Registrant*
  10.8
               Stock Purchase Agreement dated as of August 15, 1996 among the Registrant and certain purchasers of its Common Stock*
  10.9
               Registration Rights Agreement dated as of August 15, 1996 among the Registrant and certain of its shareholders*
  10.10
               Employment Agreement dated October 1, 1996 between the Registrant and Ravindra
               Koka*
  10.11
               Employment Agreement dated October 1, 1996 between the Registrant and John D.
               Godfrey*

EXHIBIT NO.    DESCRIPTION OF EXHIBIT
-----------    ---------------------------------------------------------------------------------
  10.12        Employment Agreement dated October 1, 1996 between the Registrant and Richard J.
               Goldbach*
  10.13
               Agreement dated July 16, 1996 between the Registrant and Raj Reddy*
  10.14
               Trust Agreement dated August 4, 1992 among the Registrant, Ravindra Koka and Dr.
               K. Buddhiraju*
  10.15
               SEEC, Inc. 1997 Stock Option Plan**
  10.16
               Letter Employment Agreement dated December 26, 1996 between the Registrant and
               Allen D. Gart**
  10.17
               Amendment dated January 1, 1997 to Product Purchase Agreement between the
               Registrant and ERA**
  10.18
               Letter Employment Agreement dated March 31, 1997 between the Registrant and Sean
               O'Reilly***
  11.1
               Statement re computation of pro forma earnings per share***
  21.1
               Subsidiaries of the Registrant
  23.1
               Consent of Cohen & Grigsby, P.C. (included in legal opinion filed as Exhibit
               5.1)***
  23.2
               Consent of independent certified public accountants***
  24.1
               Power of Attorney (included on signature page to Registration Statement)***


---------
  * Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-14027)

 ** Incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K (File No. 0-21985)

*** Previously filed.

     (b) Schedules

          REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ON SCHEDULE

          SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

ITEM 17. UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the BCL, the Articles of Incorporation and Bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling, precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on February 12, 1998.


                                          SEEC, INC.

                                          By /s/ RAVINDRA KOKA
                                            ------------------------------------
                                             Ravindra Koka,
                                             President and Chief Executive
                                             Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                         TITLE
-----------------------------   -----------------------------

                                Chairman and Director
-----------------------------
Raj Reddy

                                President, Chief Executive
-----------------------------   Officer and Director
Ravindra Koka                   (Principal Executive Officer)

                                Chief Financial Officer and
-----------------------------   Treasurer (Principal
Richard J. Goldbach             Financial and Accounting
                                Officer)
                                Vice President and Director
-----------------------------
John D. Godfrey
                                Director
-----------------------------
Stanley A. Young

                                Director
-----------------------------
Radha Ramaswami Basu

                                Director
-----------------------------
Abraham Ostrovsky

I,1

                                                     By /s/ RAVINDRA KOKA
                                                       -------------------------
                                                        Ravindra Koka
                                                        as Attorney-in-fact


                                                        February 12, 1998

                                 EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION OF EXHIBIT
-----------    ---------------------------------------------------------------------------------
   1.1         Form of Underwriting Agreement***
   3.1         The Registrant's Amended and Restated Articles of Incorporation*
   3.2         The Registrant's Amended and Restated Bylaws*
   4.1         Specimen Certificate for Common Stock of the Registrant*
   5.1         Opinion of Cohen & Grigsby, P.C. (including the consent of such firm) regarding the legality of the shares of Common Stock being registered***
  10.1         SEEC, Inc. 1994 Stock Option Plan*
  10.2         Cooperation and Project Financing Agreement dated June 1, 1990, as supplemented and amended, among the Industrial Credit and Investment Corporation of India,
               Limited, ("ICICI"), Era Software Systems Private Limited ("ERA") and the
               Registrant*
  10.3         Loan Agreement dated June 20, 1994 between ICICI and the Registrant, as amended*
  10.4         International Software Marketing and License Agreement dated November 29, 1993 between VIASOFT, Inc. and the Registrant, as amended*
  10.5         Product Purchase Agreement dated as of March 31, 1996 between the Registrant and
               ERA*
  10.6         Marketing Agreement dated as of March 1, 1996 between the Registrant and ERA*
  10.7         Stock Purchase Agreement dated as of July 15, 1996 among the Registrant, Glen
               Chatfield and certain former noteholders of the Registrant*
  10.8         Stock Purchase Agreement dated as of August 15, 1996 among the Registrant and certain purchasers of its Common Stock*
  10.9         Registration Rights Agreement dated as of August 15, 1996 among the Registrant and certain of its shareholders*
  10.10        Employment Agreement dated October 1, 1996 between the Registrant and Ravindra
               Koka*
  10.11        Employment Agreement dated October 1, 1996 between the Registrant and John D.
               Godfrey*
  10.12        Employment Agreement dated October 1, 1996 between the Registrant and Richard J.
               Goldbach*
  10.13        Agreement dated July 16, 1996 between the Registrant and Raj Reddy*
  10.14        Trust Agreement dated August 4, 1992 among the Registrant, Ravindra Koka and Dr.
               K. Buddhiraju*
  10.15        SEEC, Inc. 1997 Stock Option Plan**
  10.16        Letter Employment Agreement dated December 26, 1996 between the Registrant and
               Allen D. Gart**
  10.17        Amendment dated January 1, 1997 to Product Purchase Agreement between the
               Registrant and ERA**
  10.18        Letter Employment Agreement dated March 31, 1997 between the Registrant and Sean
               O'Reilly***
  11.1         Statement re computation of pro forma earnings per share***
  21.1         Subsidiaries of the Registrant
  23.1         Consent of Cohen & Grigsby, P.C. (included in legal opinion filed as Exhibit
               5.1)***
  23.2         Consent of independent certified public accountants***
  24.1         Power of Attorney (included on signature page to Registration Statement)***


---------

  * Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-14027)

 ** Incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K (File No. 0-21985)

*** Previously filed